Exhibit 99.1

CUBESMART ANNOUNCES PRICING OF PUBLIC OFFERING OF 6,500,000 COMMON SHARES

Malvern, PA — October 15, 2014 — CubeSmart (NYSE:CUBE), a self-administered and self-managed real estate investment trust focused on self-storage facilities, today announced that it has priced an underwritten public offering of 6,500,000 common shares of beneficial interest, par value $0.01 per share (“Common Shares”), at a per share public offering price of $19.33, for total estimated gross proceeds of approximately $125,645,000. CubeSmart has also granted the underwriters of the offering a 30-day option to purchase up to an additional 975,000 Common Shares. CubeSmart expects to use all of the net proceeds of the offering for general business purposes, including without limitation, property acquisitions, developments, joint ventures, capital expenditures, working capital, and other general corporate purposes.

Barclays Capital Inc. and Jefferies LLC are acting as joint book-running managers of the offering.

This offering is being made under CubeSmart’s existing automatic shelf registration statement filed with the Securities and Exchange Commission on March 18, 2014. The offering of these Common Shares is being made only by means of a prospectus and a related prospectus supplement, when available. The prospectus supplement related to this public offering and accompanying prospectus will be filed with the Securities and Exchange Commission. Copies of the prospectus and related prospectus supplement for this offering may be obtained by contacting:

Barclays Capital Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Telephone: (888) 603-5847

e-mail: Barclaysprospectus@broadridge.com

Jefferies LLC

Attention: Equity Syndicate Prospectus Department

520 Madison Avenue

2nd Floor

New York, New York 10022

e-mail: Prospectus_Department@Jefferies.com

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any Common Shares, nor shall there be any sale of Common Shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

ABOUT THE COMPANY

CubeSmart is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. For example, the fact that this offering has priced may imply that this offering will close, but the closing is subject to conditions customary in transactions of this type and may be delayed or may not occur at all. No assurance can be given that the offering discussed above will be completed on the terms described or at all, or that the net proceeds of the offering will be used as indicated. Completion of the offering on the terms described, and the application of the net proceeds of the offering, are subject to numerous possible events, factors and conditions, many of which are beyond the control of the Company and not all of which are known to us, including, without limitation, market conditions. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•                  national and local economic, business, real estate and other market conditions;

•                  the competitive environment in which we operate, including our ability to maintain or raise occupancy and rental rates;

•                  the execution of our business plan;

•                  the availability of external sources of capital;

•                  financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•                  increases in interest rates and operating costs;

•                  counterparty non-performance related to the use of derivative financial instruments;

•                  our ability to maintain our status as a real estate investment trust for federal income tax purposes;

•                  acquisition and development risks;

•                  increases in taxes, fees, and assessments from state and local jurisdictions;

•                  changes in real estate and zoning laws or regulations;

•                  risks of investing through joint ventures;

•                  risks related to natural disasters;

•                  potential environmental and other liabilities;

•                  other factors affecting the real estate industry generally or the self-storage industry in particular; and

•                  other risks identified in the prospectus supplement related to the offering and in Item 1A of our most recent Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission or in other documents that we publicly disseminate.

All forward-looking statements speak only as of the date they were made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they would affect the Company. Given these uncertainties, we caution readers not to place undue reliance on forward-looking statements. We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.